Exhibit 10.2

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of June 30, 2015 and, by and between APPLIED OPTOELECTRONICS, INC., a Delaware corporation (the “Borrower”), and each Additional Grantor that may become a party hereto after the date hereof in accordance with Section 6.16 hereof (each of the Borrower and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and EAST WEST BANK, as Agent for and representative of the Lender Parties (as defined below) (in such capacity, the “Agent”). If there are no Guarantors that are party to this Agreement, the term “Grantors” shall refer only to the Borrower.

RECITALS

A. The Borrower, the Lenders party thereto from time to time (the “Lenders”), and the Agent have entered into a Credit Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”).

NOW, THEREFORE, intending to be legally bound hereby, the Grantors agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

“Additional Grantor”: Any Person that becomes a party hereto after the date hereof as an additional Grantor by executing a Supplement.

“Excluded Collateral”: Any or all (i) Equipment purchased by a Grantor on behalf of a Foreign Branch prior to the Closing or by a Foreign Branch directly and kept on the books and records of a Foreign Branch to be used and located in Taiwan, (ii) with the consent of the Agent, Equipment of a Grantor located in the United States to be transferred to and kept on the books and records of a Foreign Branch and relocated to Taiwan, (iii) Inventory produced and located in Taiwan and kept on the books and records of a Foreign Branch, and (iv) Inventory of a Grantor located in the United States that is sold or otherwise transferred to, and kept on the books and records of, a Foreign Branch in compliance with Section 7.9 of the Credit Agreement and relocated to Taiwan. For the avoidance of doubt, to the extent that any Grantor loans or advances any amount to a Foreign Branch for the purpose of acquiring Excluded Collateral, such loan or advance must be in compliance with Section 7.7 of the Credit Agreement.

“Lender Parties”: The Agent and the Lenders.

“Pledged Debt”: Indebtedness from time to time owed to a Grantor, the instruments and certificates evidencing such Indebtedness and all interest, cash or other property received, receivable or otherwise distributed in respect of or exchanged therefor.

“Pledged Equity”: (i) All Equity Interests now or hereafter owned by a Grantor, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing, including those owned on the date hereof and set forth on Schedule 1 annexed hereto, (ii) the certificates or other instruments representing any of the foregoing and any interest of a Grantor in the entries on the books of any securities intermediary pertaining thereto, (iii) all distributions, dividends and other property received, receivable or otherwise distributed in respect of or exchanged therefor, (iv) all capital and interests in profits, losses and assets, at any time represented by any Pledged Equity; (v) all other payments due or to become due in respect of any Pledged Equity, whether under any partnership agreement, liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise; and (vi) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement, limited liability company agreement or otherwise, or at law or otherwise in respect of such Pledged Equity.

1

“Secured Obligations”: All Obligations, and (a) with respect to the Borrower, (i) all obligations from time to time of the Borrower to any Lender Party, including those under or in connection with any Loan Document, Hedging Contracts and Cash Management Agreements; and (b) with respect to each other Grantor, all obligations from time to time of such Grantor to the Lender Parties under or in connection with the Guaranty or any other Loan Document; including, in each case, all obligations to pay principal, interest, fees, expenses, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower or any other Grantor or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim therefor is not enforceable or allowable in such proceeding).

“Securities Collateral”: The Pledged Equity, the Pledged Debt and any other Investment Property in which Grantor has an interest.

“Supplement”: A supplement to this Agreement, in substantially the form set forth as Exhibit A attached hereto, entered into pursuant to Section 6.16 hereof.

“UCC”: The Uniform Commercial Code as in effect in the State of New York.

ARTICLE II
SECURITY

2.1 Grant of Security. Each Grantor hereby assigns to Agent, and hereby grants to Agent, for the benefit of the Lender Parties, a security interest in, all of such Grantor’s right, title and interest in and to all of the personal property of such Grantor including the following, in each case whether now or hereafter existing, whether tangible or intangible, whether now owned or hereafter acquired and wherever the same may be located (the “Collateral”):

(a)	all Accounts;
(b)	all Chattel Paper;
(c)	all Money and all Deposit Accounts, together with all amounts on deposit from time to time in such Deposit Accounts;
(d)	all Documents;
(e)	all General Intangibles (including patents, trademarks, service marks, copyrights, and other intellectual property), Payment Intangibles and Software;
(f)	all Goods, including Inventory, Equipment and Fixtures;
(g)	all Instruments;
(h)	all Investment Property;

2

(i)	all Letter-of-Credit Rights and other Supporting Obligations;
(j)	all Records;
(k)	all Commercial Tort Claims; and
(l)	all Proceeds and Accessions with respect to any of the foregoing Collateral.

Each category of Collateral set forth above shall have the meaning set forth in the UCC, it being the intention of the Grantors that the description of the Collateral set forth above be construed to include the broadest possible range of assets.

2.2 Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Secured Obligations of each Grantor.

2.3 Exclusions.

(a) Security Interest Prohibited. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s rights or interests in or under, any license, contract, permit, Instrument, security or franchise or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and such Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect.

(b) Stock of Foreign Subsidiaries. Notwithstanding the foregoing, the Collateral shall not include any Equity Interests issued by a Person if such Person is a controlled foreign corporation (as such term is defined in Section 957(a) of the Internal Revenue Code of 1986, as amended) to the extent that creation of a security interest by a Grantor in such Equity Interests could reasonably be expected to result in material adverse tax consequences to such Grantor or the Borrower, it being acknowledged and agreed that the creation of a security interest in Equity Interests possessing more than 65% of the voting power of all classes of Equity Interests of such Person entitled to vote would result in such material adverse tax consequences.

(c) Prohibited by Law. Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s rights or interests in any property to the extent that such grant of a security interest is prohibited by any requirements of any Law or requires a consent not obtained of any Governmental Authority pursuant to such requirement (other than to the extent that any such requirement would be rendered ineffective pursuant to the UCC or any other applicable Law (including the United States Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such requirement the Collateral shall include, and the relevant Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect. In the event that any asset of any Grantor is excluded from the Collateral by virtue of the foregoing, such Grantor agrees to use all reasonable efforts to obtain all requisite consent to enable Grantor to provide a security interest in such asset pursuant thereto as promptly as practicable.

3

(d) Excluded Collateral. Notwithstanding anything herein to the contrary, in no event shall the Collateral include , and each Grantor shall not be deemed to have granted a security interest in, any of such Grantor’s rights or interests in any Excluded Collateral.

ARTICLE III

PERFECTION AND OTHER COLLATERAL MATTERS

3.1 Perfection.

(a) Generally. Each Grantor agrees that from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will:

(i)     (A) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (B) execute and deliver, and cause to be executed and delivered, agreements establishing that the Agent has control of electronic Chattel Paper, Deposit Accounts, Investment Property and Letter-of-Credit Rights of such Grantor, (C) deliver to the Agent all certificates or Instruments representing or evidencing Investment Property, accompanied by duly executed endorsements or instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent and (D) deliver such other instruments or notices, in each case, as may be necessary or desirable, or as the Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

(ii) furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail;

(iii) at any reasonable time, upon request by Agent, exhibit, to the extent reasonable, the Collateral to and allow inspection of the Collateral by the Agent or any Lender, or persons designated by the Agent or any Lender;

(iv) at the Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Agent’s security interest in all or any part of the Collateral;

(v) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of the Agent with respect to any Collateral; and

(vi) at the request of the Agent, take any and all actions required to perfect its security interest in titled vehicles.

(b) Financing Statements, etc. Each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral without the signature of the Grantor where permitted by law, including financing statements that indicate that the Collateral is “all assets” of such Grantor or words to similar effect. A photocopy or other reproduction of this Agreement or any financing statement covering any Collateral shall be sufficient as a financing statement where permitted by law.

4

(c) Waiver by Landlords, Mortgagees, etc. To the extent that any Collateral at any time is located on premises that are leased from, or otherwise belonging to, any Person other than a Grantor, or that is subject to a mortgage or other lien in favor of any Person other than a Grantor, the Grantors shall provide the Agent with a waiver agreement in form and substance satisfactory to the Agent, duly executed by such landlord, mortgagee or other Person. Any such executed waiver agreement with respect to any location leased on the Closing Date shall be provided to the Agent within thirty (30) days the Closing Date (or such longer time as the Agent may agree in its sole discretion).

(d) Commercial Tort Claims. Each Grantor agrees that it will promptly notify the Agent in writing of any Commercial Tort Claim with claims for damages (whether stated or anticipated by any Grantor), individually or in the aggregate, in excess of $750,000 constituting Collateral and from time to time, at the expense of Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby with respect to such Commercial Tort Claim. The Grantors hereby represent that, as of the Closing Date, no Grantor has any Commercial Tort Claims.

3.2 Matters Relating to Accounts. Except as otherwise provided in this Section, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor under the Accounts. In connection with such collections, each Grantor may take (and, upon the occurrence and during the continuance of an Event of Default at the Agent’s direction, shall take) such action as such Grantor or the Agent may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, that the Agent shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to such Grantor of its intention to do so, to:

(a) notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Agent,

(b) notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Agent,

(c) enforce collection of any such Accounts at the expense of Grantors, and

(d) adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

After receipt by such Grantor of the notice from the Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other Instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Agent on behalf of the Lender Parties hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Agent in the same form as so received (with any necessary endorsement), and (ii) such Grantor shall not, without the written consent of the Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

5

3.3 Matters Relating to Securities Collateral.

(a) Form of Securities Collateral. If any Securities Collateral is not a security pursuant to Section 8-103 of the UCC, Grantor shall not take any action that, under such Section, converts such Securities Collateral into such a security without causing the issuer thereof to promptly comply with Section 3.1(b).

(b) Voting and Distributions. (i)     So long as no Event of Default, shall have occurred and be continuing, (A) each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral for any purpose not prohibited by the terms of this Agreement or the Credit Agreement; provided, such Grantor shall not exercise or refrain from exercising any such right if the Agent shall have notified Grantor that, in the Agent’s judgment, such action would have a material adverse effect on the value of the Securities Collateral or any part thereof; and (B) each Grantor shall be entitled to receive and retain any and all dividends, other distributions, principal and interest paid in respect of the Securities Collateral in compliance with the Credit Agreement.

(ii) Upon the occurrence and during the continuation of an Event of Default (A) upon written notice from the Agent to Grantor, all rights of Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease, and all such rights shall thereupon become vested in the Agent who shall have the sole right to exercise such voting and other consensual rights; (B) all rights of Grantor to receive the dividends, other distributions, principal and interest payments which it would otherwise be authorized to receive and retain shall cease, and all such rights shall become vested in the Agent who shall thereupon have the sole right to receive and hold as Collateral such dividends, other distributions, principal and interest payments; and (C) all dividends, principal, interest payments and other distributions which are received by Grantor contrary to the provisions of clause (B) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of Grantor and shall forthwith be paid over to the Agent as Collateral in the same form as so received (with any necessary endorsements).

(iii) In order to permit the Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (A) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Agent all such proxies, dividend payment orders and other instruments as the Agent may from time to time reasonably request, and (B) without limiting the effect of clause (A) above, Grantor hereby grants to the Agent an irrevocable proxy to vote the Pledged Equity and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Equity would be entitled, which proxy shall be effective, automatically and without the necessity of any further action.

(c) Subsequently Acquired Collateral. If any Grantor shall acquire (by purchase, dividend, distribution or otherwise) any additional Securities Collateral at any time or from time to time after the date hereof, such Securities Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 2.1 and, furthermore, such Grantor will promptly thereafter (i) take (or cause to be taken) all action with respect to such Securities Collateral in accordance with the procedures set forth in Section 3.1, and (ii) deliver to the Agent (A) a certificate executed by a principal executive officer of such Grantor listing such Securities Collateral and certifying that the same has been duly pledged in favor of the Agent, on behalf of the Lender Parties, and (B) supplements to Schedule 1 hereto as are necessary to cause such annexes to be complete and accurate at such time.

(d) Grantors agree that they will at all times own and control 100% of the Equity Interests of the Borrower’s Subsidiaries.

6

(e) Transfer Taxes. Each pledge of Securities Collateral under Section 2.1 or 3.4 shall be accompanied by any transfer tax stamps or similar items and all related fees or taxes required in connection with the pledge of such Securities Collateral.

3.4 Matters Relating to Intellectual Property Collateral.

(a) A true and complete list of all registered Intellectual Property and applications for any Intellectual Property owned, held (whether pursuant to a license or otherwise) or used by any Grantor, in whole or in part, is set forth on Schedule 2 annexed hereto; and after reasonable inquiry, nor Grantor is aware of any pending or threatened claim by any third party that any of the Intellectual Property owned, held or used by such Grantor is invalid or unenforceable.

(b) If any Grantor, either itself or through any agent, employee, licensee or designee, files an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in the United States, the applicable Grantor shall, within 30 days of such filing, give the Agent written notice thereof, and, upon request of the Agent, such Grantor shall execute and deliver any and all patent security agreements, copyright security agreements or trademark security agreements with respect to such registered Intellectual Property as the Agent may request to evidence the Agent’s Lien on such patent, trademark or copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(c) Each Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the patents, trademarks and copyrights that are owned by the applicable Grantor and that such Grantor reasonably determines are material to the conduct of its business or operations (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

(d) In the event any Grantor determines that any of the patent, trademark or copyright Collateral owned by such Grantor is infringed upon, or misappropriated or diluted by a third party, the applicable Grantor shall notify the Agent promptly after becoming aware of such infringement, misappropriation or dilution. The applicable Grantor shall, unless such Grantor shall reasonably determine that such patent, trademark or copyright Collateral is not material to the conduct of its business or operations, promptly exercise enforcement remedies against such infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as the Agent shall deem reasonably appropriate under the circumstances to protect such patent, trademark or copyright Collateral.

(e) In addition to, and not by way of limitation of, the granting of a security interest in the Collateral pursuant hereto, each Grantor, effective upon the occurrence and during the continuance of an Event of Default, hereby assigns, transfers and conveys to the Agent the nonexclusive right and license to use all trademarks, tradenames, copyrights, patents or technical processes (including, without limitation, any Intellectual Property constituting Collateral) owned or used by Grantor that relate to the Collateral, together with any goodwill associated therewith, all to the extent necessary to enable the Agent to realize on the Collateral in accordance with this Agreement and to enable any transferee or assignee of the Collateral to enjoy the benefits of the Collateral. This right shall inure to the benefit of all successors, assigns and transferees of the Agent and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise. Such right and license shall be granted free of charge, without requirement that any monetary payment whatsoever be made to any Grantor. If and to the extent that any Grantor is permitted to license any Intellectual Property constituting Collateral, the Agent shall promptly enter into a non disturbance agreement or other similar arrangement, at such Grantor’s request and expense, with such Grantor and any licensee of any such Intellectual Property permitted hereunder in form and substance reasonably satisfactory to the Agent pursuant to which (i) the Agent shall agree not to disturb or interfere with such licensee’s rights under its license agreement with such Grantor so long as such licensee is not in default thereunder, and (ii) such licensee shall acknowledge and agree that such Intellectual Property licensed to it is subject to the security interest created in favor of the Agent and the other terms of this Agreement.

7

ARTICLE IV
CERTAIN RIGHTS OF AGENT

4.1 Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Agent as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Agent or otherwise, from time to time in the Agent’s discretion to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(a) to obtain and adjust insurance required to be maintained by such Grantor;

(b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) to receive, endorse and collect any drafts or other Instruments, Documents, Chattel Paper and other documents in connection with clauses (a) and (b) above;

(d) to file any claims or take any action or institute any proceedings that the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of the Agent with respect to any of the Collateral;

(e) to pay or discharge Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Agent in its sole discretion, any such payments made by the Agent to become obligations of such Grantor to the Agent, due and payable immediately without demand;

(f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

(g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes; and

(h) to do, at the Agent’s option and Grantors’ expense, at any time or from time to time, all acts and things that the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

provided, that except for actions set forth in Paragraphs (e) and (h), such power may be exercised only so long as an Event of Default has occurred and is continuing. All third parties are entitled to rely conclusively on a representation by the Agent that it is entitled to exercise such power of attorney.

8

4.2 Standard of Care. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received and spent by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property.

4.3 Agent May Perform. If the Grantor fails to perform any obligation under or in connection with this Agreement, the Agent may (but shall have no duty to) itself perform or cause performance of such obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.4. The Agent may from time to time take any other action which the Agent deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE V
REMEDIES

5.1 Remedies. If any Event of Default has occurred and is continuing, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of an Agent on default under the UCC (whether or not the UCC applies to the affected Collateral), and also may:

(i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties,

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process,

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Agent deems appropriate,

(iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation,

(v) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem commercially reasonable,

(vi) exercise dominion and control over and refuse to permit further withdrawals from any Deposit Account maintained with the Agent or any Agent and provide instructions directing the disposition of funds in Deposit Accounts not maintained with the Agent, and

9

(vii) provide entitlement orders with respect to Security Entitlements and other Investment Property constituting a part of the Collateral and, without notice to any Grantor, transfer to or register in the name of the Agent or any of its nominees any or all of the Collateral constituting Investment Property.

The Agent may be the purchaser of any or all of the Collateral at any such sale and the Agent shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Agent at such sale. Each Grantor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(b) Securities Collateral. Grantor recognizes that, by reason of certain prohibitions contained in applicable securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral conducted without prior registration or qualification of such Securities Collateral under the such securities laws, to limit purchasers to those who will agree, among other things, to acquire the Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof and who meet certain financial criteria. Each Grantor acknowledges that any such private placement may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including an offering made pursuant to a registration statement under such securities laws) and, notwithstanding such circumstances, each Grantor agrees that any such private placement shall not be deemed, in and of itself, to be commercially unreasonable and that the Agent shall have no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of sale requiring registration under such securities laws, even if such issuer would, or should, agree to so register it. If the Agent determines to exercise its right to sell any or all of the Securities Collateral, upon written request, Grantor shall and shall cause each issuer of any Securities Collateral to be sold hereunder from time to time to furnish to the Agent all such information as Agent may request in order to determine the amount of Securities Collateral that may be sold by the Agent in exempt transactions under such securities laws, as the same are from time to time in effect.

(c) Intellectual Property Collateral. Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, (i) the Agent shall have the right (but not the obligation) to bring suit, in the name of any Grantor, the Agent or otherwise, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all documents reasonably required by the Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Agent as provided in Section 6.4 hereof, in connection with the exercise of its rights under this Section 5.1, and, to the extent that the Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, such Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others and for that purpose agrees to use its commercially reasonable judgment in maintaining any action, suit or proceeding against any Person so infringing reasonably necessary to prevent such infringement; (ii) upon written demand from the Agent, each Grantor shall execute and deliver to the Agent an assignment or assignments of the Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement; (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Agent receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and (iv) within five business days after written notice from the Agent, each Grantor shall make available to the Agent, to the extent within such Grantor’s power and authority, such personnel in such Grantor’s employ as the Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Intellectual Property, such persons to be available to perform their prior functions on the Agent’s behalf and to be compensated by the Agent at such Grantor’s expense on a per diem, pro rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

10

5.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as collateral for the Secured Obligations, or then or at any time thereafter applied in accordance with Section 8.2 of the Credit Agreement. If and when all Secured Obligations shall have been completely and finally satisfied in cash in full and all commitments to extend credit under the Loan Documents shall have terminated, any surplus of such cash or cash proceeds held by the Agent shall be paid over to the Grantors or as otherwise required by law. The Grantors shall remain liable, jointly and severally, for any deficiency.

ARTICLE VI
MISCELLANEOUS

6.1 Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor any consent to any departure by any Grantor herefrom, shall in any event be effective unless in a writing manually signed by the Agent, provided, that this Agreement may be modified by the execution of a Supplement by an Additional Grantor in accordance with Section 6.16 hereof and Grantors hereby waive any requirement of notice of or consent to any such amendment. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

6.2 No Implied Waiver; Remedies Cumulative. No failure of the Agent to exercise any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Agent under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

6.3 Notices. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively, “notices”) under this Agreement shall be made and be effective, in the case of the Borrower or any Lender Party, in accordance with the Credit Agreement, and in the case of any other Grantor, in accordance with its Guaranty. The Agent may rely on any notice (whether or not made in a manner contemplated by this Agreement) purportedly made by or on behalf of a Grantor, and the Agent shall have no duty to verify the identity or authority of the Person giving such notice.

6.4 Indemnity and Expenses.

(a) Indemnity. Without limiting the application of Sections 10.4 and 10.5 of the Credit Agreement, Grantors, jointly and severally, agree to indemnify the Agent from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses, liabilities and expenses resulting solely from the gross negligence or willful misconduct of the Agent.

11

(b) Expenses. The Grantors, jointly and severally, agree to pay to the Agent, upon demand, the amount of all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection of or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.

6.5 Entire Agreement. This Agreement, together with the Exhibits and the Schedules hereto, and the other Loan Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

6.6 Survival. The obligations of the Grantors under Section 6.4 shall survive the termination of this Agreement and all other events and conditions whatsoever. All representations and warranties of each Grantor contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of any Lender Party, any extension of credit, termination of this Agreement or any other event or circumstance whatsoever.

6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

6.8 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way be affected or impaired thereby.

6.9 Headings. Section headings in the Agreement are included for convenience of reference only and shall not be given any substantive effect.

6.10 Successors and Assigns. This Agreement shall be binding upon each Grantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Agent and its successors and assigns. Without limitation of the foregoing, and subject to and in accordance with the terms of the Credit Agreement, each Lender (and any successive assignee or transferee) from time to time may assign or otherwise transfer or create a participation interest in all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Secured Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Lender Parties in this Agreement or otherwise.

6.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of Grantors, the Agent and their respective successors and permitted assigns, except that Grantors shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent.

6.12 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

12

6.13 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE AGENT/DEBTOR RELATIONSHIP THAT IS BEING ESTABLISHED.

6.14 Consent to Jurisdiction; Venue. All judicial proceedings brought against a Grantor with respect to this Agreement and the Loan Documents may be brought in any state or federal court of competent jurisdiction in Los Angeles County, California, and by execution and delivery of this Agreement, each Grantor accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Grantor irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

6.15 Limitation of Liability. To the fullest extent permitted by law, no claim may be made by ANY Grantor against ANY LENDER PARTY OR ANY RELATED PARTY THEREOF for any special, indirect, consequential or punitive damages in respect of any claim arising from or relating to this Agreement or any other Loan Document or any statement, course of conduct, act, omission or event in connection with any of the foregoing (whether based on breach of contract, tort or any other theory of liability); and EACH Grantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist.

6.16 Additional Grantors. The initial Grantors hereunder shall be the Borrower and such of the Grantors as are signatories hereto on the date hereof. From time to time after the date hereof, additional Persons may become Additional Grantors, by executing a Supplement. Upon delivery of any such Supplement to the Agent, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of the Agent not to cause any entity to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

[Remainder of page intentionally left blank]

13

IN WITNESS WHEREOF, Grantors and the Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan J. Murry
Name: Stefan J. Murry
Title: CFO and Chief Strategy Officer

EAST WEST BANK, as Agent

By: /s/Stefan J. Murry
Name: Kelvin Chan
Title: Managing Director

Signature Page to Security Agreenment

14

SCHEDULE 1
TO
SECURITY AGREEMENT

15

SCHEDULE 2
TO
SECURITY AGREEMENT

16

EXHIBIT A TO
SECURITY AGREEMENT

[FORM OF SUPPLEMENT]

SUPPLEMENT (this “Supplement”), dated as of _________, 20   , is delivered pursuant to Section 6.16 of the Security Agreement referred to below. The undersigned hereby agrees that this Supplement may be attached to the Security Agreement, dated as of June 30, 2015, among the Grantors signatory thereto and East West Bank, as Agent (“Agent”), as it may heretofore have been and as it may hereafter be further amended, modified or supplemented from time to time, the “Security Agreement”. Capitalized terms used herein not otherwise defined herein shall have the meanings given in the Security Agreement. The undersigned by executing and delivering this Supplement hereby becomes a Grantor under the Security Agreement in accordance with Section 6.16 thereof and agrees to be bound by all of the terms thereof with the same force and effect as if originally named as a Grantor therein, and each reference to a “Grantor” in the Security Agreement shall be deemed to include the undersigned. Without limiting the generality of the foregoing, the undersigned hereby:

(a) authorizes Agent to add the information set forth on the Schedules of this Agreement to the correlative Schedules attached to the Security Agreement or the Credit Agreement;

(b) represents and warrants that the representations and warranties made by it as a Grantor under the Security Agreement are true and correct on and as of the date hereof;

(c) grants to and creates in favor of Agent, for the benefit of the Lender Parties, as security for the payment of the Secured Obligations a security interest in and lien on all of the undersign’s right, title and interest in and to the Collateral.

Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect in accordance with its terms.

THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, EXCLUSIVE OF CHOICE OF LAW PRINCIPLES.

This Supplement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same agreement.

The address, facsimile number and e-mail address for all notices to be delivered to the undersigned pursuant to the Security Agreement is as set forth on the signature page hereof.

Supp-1

[NAME OF ADDITIONAL GRANTOR]
By:____________________
Name:__________________
Title:___________________

[Address:_______________ _______________________ _______________________
Telephone No.:____________
Fax No.:__________________
E-mail:____________________

ACCEPTED:

EAST WEST BANK, as Agent

By:___________________
Name:_________________
Title:__________________

Supp-2

Schedule 1